EXHIBIT 5.1 OPINION OF MORRISON & FOERSTER, LLP

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August 12, 2014

Truett-Hurst, Inc.

125 Foss Creek Circle

Healdsburg, CA 95448

Re:       Truett-Hurst, Inc. — Registration Statement on Form S -3

Ladies and Gentlemen:

We have acted as counsel to Truett-Hurst, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), totaling 3,657,644 shares of Common Stock (the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous basis pursuant to the provisions of Rule 415 under the Securities Act and will be issuable upon exchange at the discretion of such holders of an equivalent number of limited liability company units of H.D.D. LLC (the “LLC Units”) pursuant to an Exchange Agreement, dated June 19, 2013, among the Company and the holders of certain LLC Units.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the necessary corporate action on the part of the Company has been taken to authorize the issuance and exchange of such shares of Common Stock for the LLC Units pursuant to the Registration Statement, and when such shares of Common Stock are issued and delivered in accordance with the Exchange Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Truett-Hurst, Inc.

August 12, 2014

In rendering the opinion expressed above, we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Securities will conform in all material respects to the description thereof in the prospectus which is part of the Registration Statement; (iv) the Securities will be exchanged and delivered to the purchasers in accordance with the terms of the Exchange Agreement and/or any other applicable definitive agreements duly authorized, executed and delivered by the parties thereto; and (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Delaware General Corporation Law as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Forester LLP

Morrison & Foerster LLP